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                                                                   EXHIBIT 23(b)


                         INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference of this Registration Statement of Esenjay Exploration, Inc. on Form S-3 of our report dated April 10, 2000, appearing in the Annual Report on Form 10-KSB of Esenjay Exploration, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP



Houston, Texas
September 29, 2000